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                                                                  EXECUTION COPY
                                                                  --------------

                            (CONFORMED, AS AMENDED)

                                 VISTANA, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------

     Vistana, Inc., a corporation organized under the laws of the State of Florida (the "Company"), hereby adopts The Vistana, Inc. Employee Stock Purchase Plan (the "Plan"). The purposes of the Plan are as follows:

     (1) To assist employees of the Company and its Subsidiary Corporations (as defined below) in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" within the meeting of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.

     1.   Definitions.

     Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):

          (a) "Authorization" has the meaning assigned to that term in Section 3(b) hereof.

          (b) "Board of Directors" or "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the committee appointed to administer the Plan pursuant to Section 12 hereof.

          (e) "Company" means Vistana, Inc., a Florida corporation.

          (f) "Date of Exercise" means, with respect to any Option, the last day of the Offering Period for which the Option was granted.

          (g) "Date of Grant" means, with respect to any Option, the date upon which the Option is granted, as set forth in Section 3(a) hereof.
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          (h) "Eligible Compensation" means the employee's base pay.

          (i) "Eligible Employee" means an employee of the Company or any Subsidiary Corporation (1) who does not, immediately after the option is granted, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, a Parent Corporation or a Subsidiary Corporation; (2) who has been employed by the Company or any Subsidiary Corporation for not less than six months; (3) whose customary employment is for more than 20 hours per week; and (4) whose customary employment is for more than five months in any calendar year. For purposes of paragraph (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. During a leave of absence meeting the requirements of Treasury Regulation (S)1.421-7(h)(2), an individual shall be treated as an employee of the Company or Subsidiary Corporation employing such individual immediately prior to such leave. "Eligible Employee" shall not include any director of the Company or any Subsidiary Corporation who does not render services to the Company in the status of an employee within the meaning of Section 3401(c) of the Code.

          (j) "Offering Period" shall mean the six-month periods commencing April 1 and October 1 of each Plan Year as specified in section 3(a) hereof or such other dates which may be determined by the Committee. The first Offering Period shall commence April 1, 1997 or such other date which may be determined by the Committee. Options shall be granted on the Date of Grant and exercised on the Date of Exercise as provided in Sections 3(a) and 4(a) hereof.

          (k) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of the Company's Stock.

          (l) "Option Period" means, with respect to any Option, the period beginning upon the Date of Grant and ending upon the Date of Exercise.

          (m) "Option Price" has the meaning set forth in Section 4(b) hereof.

          (n) "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (o) "Participant" means an Eligible Employee who has complied with the provisions of Section 3(b) hereof.
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          (p) "Payday" means the regular and recurring established day for payment of cash compensation to employees of the Company or any Subsidiary Corporation.

          (q) "Plan" means The Vistana, Inc. Employee Stock Purchase Plan.

          (r) "Plan Year" means the calendar year.

          (s) "Stock" means the shares of the Company's Common Stock, $0.01 par value.

          (t) "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.   Stock Subject to the Plan.

     Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the
Plan), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 1,000,000 shares in total and may be unissued shares or treasury shares or shares bought on the market for purposes of the Plan.

     3.   Grant of Options.

          (a) General Statement. The Company shall offer Options under the Plan to all Eligible Employees in successive six-month Offering Periods until the earlier of (i) the date when the number of shares of Stock available under the Plan have been sold or (ii) the date when the Plan is terminated. Dates of Grant shall include April 1 and October 1 of each Plan Year and/or such other date or dates as the Committee may from time to time determine. Each Option shall expire on the Date of Exercise immediately after the automatic exercise of the Option pursuant to Section 4(a) hereof. The number of shares of Stock subject to each Option shall equal the payroll deductions authorized by each Participant in accordance with subsection (b) hereof for the Option Period, divided by the Option Price, except as provided in Section 4(a).

          (b) Election to Participate; Payroll Deduction Authorization. Except as provided in subsection (d) hereof, an Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company during the calendar month preceding a Date of Grant no later than five (5) working days before such Date of Grant, a completed and executed written payroll deduction authorization in a form prepared by the
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Company (the "Authorization").  An Eligible Employee's Authorization shall give notice of such Eligible Employee's election to participate in the Plan for the next following Offering Period and subsequent Offering Periods and shall designate a stated whole dollar amount of Eligible Compensation to be withheld on each Payday. The amount withheld shall not be less than $10.00 each Payday and the stated amount shall not exceed 10% of Eligible Compensation. The cash compensation payable to a Participant for an Offering Period shall be reduced each Payday through a payroll deduction in an amount equal to the stated withdrawal amount specified in the Authorization payable on such Payday, and such amount shall be credited to the Participant's account under the Plan. Any Authorization shall remain in effect until the Eligible Employee amends the same pursuant to this subsection, withdraws pursuant to Section 5 or ceases to be an Eligible Employee pursuant to Section 6.

          (c) $25,000 Limitation. No Eligible Employee shall be granted an Option under the Plan which permits his rights to purchase stock under the Plan and under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Option is granted) for each calendar year in which the Option is outstanding at any time. For purpose of the limitation imposed by this subsection, the right to purchase stock under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an Option accrues at the rate provided in the Option, but in no case may such rate exceed $25,000 of the fair market value of such stock (determined at the time such Option is granted) for any one calendar year, and a right to purchase stock which has accrued under an Option may not be carried over to any other Option.

          (d) Leaves of Absence. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each Payday equal to the amount of the Participant's payroll deductions under the Plan for the Payday immediately preceding the first day of such Participant's leave of absence.

     4.   Exercise of Options; Option Price.

          (a) General Statement. Each Participant automatically and without any act on such Participant's part shall be deemed to have exercised such Participant's Option on the Date of Exercise to the extent that the balance then in the Participant's account under the Plan is sufficient to purchase at the Option Price whole shares of the Stock subject to the Option. Certificates representing fractional shares will not be issued.
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          (b) Option Price Defined. The option price per share of Stock (the
"Option Price") to be paid by a Participant upon the exercise of the Participant's Option shall be equal to 85% of the fair market value of a share of Stock on the Date of Exercise. The fair market value of a share of Stock as of a given date shall be: (i) the closing price of a share of Stock on the principal exchange on which the Stock is then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; (ii) if the Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the closing sales price (if the Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for a share of the Stock on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred, as reported by Nasdaq or such successor quotation system;
(iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for a share of Stock on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred, as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Committee acting in good faith.

          (c) Delivery of Share Certificate. As soon as practicable after the exercise of any Option, the Company will deliver to the Participant or his or her nominee the whole shares of Stock purchased by the Participant from funds credited to the Participant's account under the Plan. Any cash in lieu of fractional shares of Stock remaining after the purchase of whole shares of Stock upon exercise of an Option will be credited to such Participant's account and carried forward and applied toward the purchase of whole shares of Stock pursuant to the Option, if any, granted to such Participant for the next following Offering Period. Certificates representing fractional shares will not be issued. In the event the Company is required to obtain authority from any commission or agency to issue any such certificate, the Company shall seek to obtain such authority. The inability of the Company to obtain authority from any such commission or agency which the Committee in its absolute discretion, deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant except to pay to the Participant the amount of the balance in the Participant's account in cash in one lump sum without any interest thereon.

          (d) Pro Rata Allocations. If the total number of shares of Stock for which options are to be exercised on any date exceeds the number of shares remaining unsold under the Plan (after deduction of all shares for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares in as nearly a uniform manner as shall be practicable and any balance of payroll deductions credited to
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the accounts of Participants which have not been applied to the purchase of shares of Stock shall be paid to such Participants in cash in one lump sum within sixty (60) days after the Date of Exercise, without any interest thereon.

     5.   Withdrawal from the Plan.

          (a) General Statement. Any Participant may withdraw from participation under the Plan at any time except that no Participant may withdraw during the last ten (10) days of any Offering Period. A Participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company (the "Withdrawal Election") not later than ten (10) days prior to the Date of Exercise during any Offering Period. Upon receipt of a Participant's Withdrawal Election, the Company shall pay to the Participant the amount of the balance in the Participant's account under the Plan in cash in one lump sum within sixty (60) days, without any interest thereon. Upon receipt of a Participant's Withdrawal Election by the Company, the Participant shall cease to participate in the Plan and the Participant's Option shall terminate.

          (b) Eligibility Following Withdrawal. A Participant who withdraws from the Plan and who is still an Eligible Employee shall be eligible to participate again in the Plan as of any subsequent Date of Grant by delivering to the Company an Authorization pursuant to Section 3(b) hereof.

     6.   Termination of Employment.

          (a) Termination of Employment Other than by Death. If the employment of a Participant terminates other than by death, the Participant's participation in the Plan automatically and without any act on the Participant's part shall terminate as of the date of the termination of the Participant's employment. As soon as practicable after such a termination of employment, the Company will pay to the Participant the amount of the balance in the Participant's account under the Plan without any interest thereon. Upon a Participant's termination of employment covered by this Section 6(a), the Participant's Authorization, interest in the Plan and Option under the Plan shall terminate.

          (b) Termination By Death. If the employment of a Participant is terminated by the Participant's death, the executor of the Participant's will or the administrator of the Participant's estate by written notice to the Company may request payment of the balance in the Participant's account under the Plan, in which event the Company shall make such payment without any interest thereon as soon as practicable after receiving such notice; upon receipt of such notice the Participant's Authorization, interest in the Plan and Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, the
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Participant's Option shall be deemed to have been exercised on such Date of
Exercise.

     7.   Restriction Upon Assignment.

     An Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. Except as provided in Section 6(b) hereof, an Option may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant's interest in the Plan, the Participant's Option or any rights under the Participant's Option.

     8.   No Rights of Shareholders Until Shares Issued.

     With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and the Participant shall not have any of the rights or privileges of a shareholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant's Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

     9.   Changes in the Stock; Adjustments of an Option.

     Whenever any change is made in the Stock or to Options outstanding under the Plan, by reason of a stock split, stock dividend, recapitalization or other subdivision, combination, or reclassification of shares, appropriate action shall be taken by the Committee to adjust accordingly the number of shares of Stock subject to the Plan and the number and the Option Price of shares of Stock subject to the Options outstanding under the Plan to preserve, but not increase, the rights of Participants hereunder.

     10.  Use of Funds; No Interest Paid.

     All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any Participant's account under the Plan with respect to such funds.

     11.  Amendment of the Plan.

     The Board of Directors may amend, suspend, or terminate the Plan at any time and from time to time, provided that shareholder approval shall be required to amend the Plan (i) to increase the total number of shares of Stock reserved for sale pursuant to Options under the Plan; (ii) change the classification of employees
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eligible to participate under the Plan, (iii) in any manner that would cause the
Plan to no longer be an "employee stock purchase plan" within the meaning of
Section 423(b) of the Code or (iv) in any manner that would require shareholder approval under applicable law, regulation or rule.

     12.  Administration by Committee; Rules and Regulations.

          (a) Appointment of Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board of Directors appointed by the Board of Directors to administer the Plan. Each member of the Committee shall be (A) a "non-employee director" (as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act")); and (B) once the reliance period expires under Section 1.162-27(f) of the Treasury Department Regulations, an "outside director" under Section 1.162-27(a)(3) of the Treasury Department Regulations. The Committee at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant.

          (b) Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

          (c) Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

          (d) Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.
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     13.  No Rights as an Employee.

     Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

     14.  Merger, Acquisition or Liquidation of the Company.

     In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 50% or more of the Company's then outstanding voting stock, the liquidation or dissolution of the Company or any other reorganization of the Company, the Date of Exercise with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation, dissolution, or reorganization unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Section 424(a) of the Code.

     15.  Term; Approval by Shareholders.

     No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company's shareholders within 12 months after the date of the Board of Directors' adoption of the Plan. Options may be granted prior to such shareholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the shareholders; and provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon expire.

     16.  Effect Upon Other Plans.

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

     17.  Conditions to Issuance of Stock Certificates.
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     The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

          (a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

     18.  Notification of Disposition.

     Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made (a) within two (2) years from the Date of Grant of the Option or (b) within one (1) year after the transfer of such shares to such Participant upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

     19.  Notices.

     Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Eligible Employee or Participant shall be addressed to such Eligible Employee at such Eligible Employee's last address as reflected in the Company's records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Eligible Employee or a Participant shall, if the Eligible Employee or Participant is then deceased, be given to the Eligible Employee's or Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

     20. Commencement. The Plan shall become effective on such date as may be specified by the Committee which absent a resolution of the Board to the contrary shall be the date set forth in Section l(j); provided, however, that in no event shall the Plan become effective unless within 12 months of the date of its adoption by the Board, it has been approved by the shareholders of the Company.

     21.  Headings.

     Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

                                 *  *  *  *  *

     I hereby certify that the foregoing Plan is the Employee Stock Purchase Plan of Vistana, Inc. as adopted by the Board of Directors of Vistana, Inc. on December 27, 1996 and as amended through May 15, 1998.

Executed as of May 15, 1998.


                               /s/ Jeffrey A. Adler
                               --------------------
                               Jeffrey A. Adler
                               Director, President and Co-Chief
                               Executive Officer